As filed with the Securities and Exchange Commission on June 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEUTSCHE BANK AKTIENGESELLSCHAFT

(Exact name of Registrant as specified in its charter)

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s name into English)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Taunusanlage 12

60325 Frankfurt am Main

Germany

+49-69-910-00

(Address and telephone number of Registrant’s principal executive offices)

DB USA Corporation

60 Wall Street

New York, New York 10005

Attention: Office of the Secretary

212-250-2500

(Name, address and telephone number of agent for service)

Copies to:

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

Attn: Legal Dept.

Ward A. Greenberg	John W. Banes
Cleary Gottlieb Steen & Hamilton LLP	Davis Polk & Wardwell London LLP
Main Tower	5 Aldermanbury Square
Neue Mainzer Strasse 52	London EC2V 7HR
60311 Frankfurt am Main	United Kingdom
Germany	+44 20 7418 1300
+49 69 97103-0

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a Registration Statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act. Emerging growth company    ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Eligible Liabilities Senior Debt Securities of Deutsche Bank Aktiengesellschaft	$12,000,000,000	100%	$12,000,000,000	$1,390,800

(1)	The maximum aggregate offering price of all securities issued by the Registrant pursuant to this Registration Statement shall not exceed $12,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include Deutsche Bank Securities Inc.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Pursuant to Rule 457(p) under the Securities Act, the current registration fee of $1,390,800 is offset by $99,109.22 of the registration fee previously paid with respect to $855,127,000 aggregate principal amount of unissued securities that were registered pursuant to Deutsche Bank Aktiengesellschaft’s registration statement on Form F-4 (File No. 333-217368) filed on April 19, 2017 relating to an offer that has been completed.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date of this Registration Statement until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the amended Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell any securities until the amended registration statement filed with the Unites States Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 22, 2017

Deutsche Bank Aktiengesellschaft

Eligible Liabilities Senior Debt Securities

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer eligible liabilities senior debt securities, which we refer to in this prospectus as the “securities.”

This prospectus describes the general terms of the securities and the general manner in which the securities will be offered. The specific terms of the securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Claims for payment or, if applicable, delivery in respect of the securities may be written down, be converted into ordinary shares or other instruments of ownership or become subject to other Resolution Measures (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by the competent resolution authority, please see “Resolution Measures” herein, as well as the risk factors beginning on page 9.

Unless stated otherwise in a prospectus supplement, we will not list the securities offered hereunder on any securities exchange.

The securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters or agents will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is June    , 2017.

i

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer and issue eligible liabilities senior debt securities, which we refer to herein as the “securities.” The following summary describes the securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Eligible Liabilities Senior Debt Securities	We will provide one or more prospectus supplements that describe:

•	whether the securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the securities in registered form or bearer form or both and, if we are offering securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those securities in bearer form;

•	whether we will issue the securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•	the identity of any agents for the securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the securities; and

•	any other specific terms of the securities and any terms required by or advisable under applicable laws or regulations.

The securities will be issued under the eligible liabilities senior indenture, dated as of April 19, 2017 (which we refer to as the “indenture”), among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar. We may amend, restate or replace the indenture from time to time. The indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indenture under the heading “Description of Eligible Liabilities Senior Debt Securities.” We encourage you to read the indenture, which is an exhibit to our registration statement.

The securities (and, in the case of securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank equally and pari passu with all our other unsecured and unsubordinated debt, subject to any statutory priority regime under German law that provides that certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer and save for those preferred by mandatory provisions of law. Under German law, the securities constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz).

The securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Resolution Measures	Under the relevant resolution laws and regulations as applicable to us from time to time, the securities may be subject to the powers exercised by the competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the securities;

•

convert the securities into ordinary shares of (i) the issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the securities to another entity, (ii) the amendment, modification or variation of the terms and conditions of the securities or (iii) the cancellation of the securities.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European Union directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the securities, or under the indenture, to make a payment of principal of, interest on or other amounts owing under the securities. By acquiring any securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or, with respect to the securities, increased losses incurred based on the new order of priority introduced by the Resolution Mechanism Act as described under “Description of Eligible Liabilities Senior Debt Securities” below. In addition, by your acquisition of the securities, you waive, to the fullest extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and applicable law, any and all claims against the trustee and the paying agent, the authenticating agent, the issuing agent and the registrar for the securities (the “agents”) for, agree not to initiate a suit against the trustee or any agent in respect of, and agree that the trustee and the agents will not be liable for, any action that the trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” of this prospectus.

Waiver of Set-Off; No Security Provided	No holder of the securities may set off its claims arising under such securities against any claims of ours. No security or guarantee will be provided at any time securing claims of the holders under the securities, and any security or guarantee already provided or granted in the future in connection with other liabilities of ours may not be used for claims under the securities.

Event of Default	An “event of default” with respect to the securities means the opening of insolvency proceedings against us by a German court having jurisdiction over us. There are no other events of default under the securities.

No Acceleration in case of Default in Payment or Performance; Right to Bring Actions on Default	There is no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under the securities or default in the performance of any of our other covenants under the securities.

No holder has any right to initiate legal actions or other remedies unless such holder shall have given written notice of the default to the trustee and the holders of not less than a majority in aggregate principal amount of the securities shall have made written request to the trustee to initiate such action or proceedings and the trustee for 60 days after such notice shall have failed to initiate any such action.

Form	We may issue the securities in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in Prospectus Supplements	When we decide to sell the securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer the securities to investors on terms determined by market and other conditions. The securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, the securities may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches	We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of Interest	To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of the securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution — Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the section of this prospectus entitled “Description of Eligible Liabilities Senior Debt Securities,” references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 6 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus or the registration statement of which this prospectus forms a part. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2016, filed on March 20, 2017, which we also refer to as our “2016 Form 20-F.”

(2)	The Current Reports on Form 6-K of Deutsche Bank Aktiengesellschaft dated April 18, 2017, April 27, 2017 (only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank Aktiengesellschaft) and May 9, 2017.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events — Reports — SEC Filings.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2016 Form 20-F and the other documents incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	the potential development and impact on us of legal and regulatory proceedings to which we are or may become subject;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•

other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our 2016 Form 20-F and elsewhere in the 2016 Form 20-F, other documents incorporated by reference herein, this prospectus and any prospectus supplements, and others to which we do not refer.

RISK FACTORS

Your investment in the securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information — Risk Factors” of the 2016 Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus. The following risk factors are additional to the risk factors included in that Form 20-F and those reports.

Securities May Be Subject to Resolution Measures and the Effects of the Resolution Mechanism Act

The securities may be written down, be converted into ordinary shares or other instruments qualifying as common equity tier 1 capital or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us. Also, since January 1, 2017, in a resolution or German insolvency proceeding instituted with respect to the issuer, certain specifically defined senior unsecured debt instruments (such as the securities offered by this prospectus) would rank junior to, without constituting subordinated debt, all other outstanding unsecured unsubordinated obligations of the issuer, and be satisfied only if all other senior unsecured obligations of the issuer have been paid in full. Such ranking might result in higher losses being allocated to the securities offered by this prospectus than to other outstanding unsecured unsubordinated obligations of the issuer.

On May 15, 2014, the European Parliament and the Council of the European Union adopted a directive establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015. The Bank Recovery and Resolution Directive and the Resolution Act provided national resolution authorities with a set of resolution powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. From January 1, 2016, the power to initiate resolution measures applicable to significant banking groups (such as Deutsche Bank Group) in the European Banking Union has been transferred to the European Single Resolution Board (“SRB”) which, based on the European Union regulation establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (“SRM Regulation”), works in close cooperation with the European Central Bank, the European Commission and the national resolution authorities.

Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations, the securities are subject to the powers exercised by the competent resolution authority to write down, including write down to zero, the claims for payment of the principal amount, interest amount or any other amount in respect of the securities, to convert the securities into ordinary shares of (i) the issuer, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, or to apply any other resolution measure including, but not limited to, any transfer of the securities to another entity, the amendment, modification or variation of the terms and conditions of the securities or a cancellation of the securities. We refer to each of these measures pursuant to German and European law, as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to as the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act. The competent resolution authority may apply Resolution Measures individually or in any combination. Imposition of a Resolution Measure would likely occur if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool.

If a Resolution Measure is imposed, the competent resolution authority will have to exercise its powers in a way that results in (i) common equity tier 1 capital instruments (such as ordinary shares of Deutsche Bank AG) being written down first in proportion to the relevant losses, (ii) thereafter, the principal amount of other capital instruments (additional tier 1 capital instruments and tier 2 capital instruments) being written down on a permanent basis or converted into common equity tier 1 capital instruments in accordance with their order of priority and (iii) thereafter, eligible liabilities — such as those under senior debt securities — being written down or converted into common equity tier 1 capital instruments in accordance with a set order of priority.

The German Banking Act as amended by the German law on the mechanism for the resolution of banks of November 2, 2015 (Abwicklungsmechanismusgesetz, or the “Resolution Mechanism Act”) provides that in a German insolvency proceeding of the issuer, certain specifically defined senior unsecured debt instruments (such as the securities offered by this prospectus) would rank junior to, without constituting subordinated debt, all other outstanding unsecured unsubordinated obligations of the issuer, and be satisfied only if all such other senior unsecured unsubordinated obligations of the issuer have been paid in full. This prioritization would also be given effect if Resolution Measures are imposed on the issuer, so that obligations under debt instruments that rank junior in insolvency as described above would be written down or converted into common equity tier 1 instruments before any other senior unsecured obligations of such issuer are written down or converted. Debt instruments that rank junior to other senior obligations according to the German Banking Act comprise bearer bonds (Inhaberschuldverschreibungen), order bonds (Orderschuldverschreibungen) and similar instruments which by their nature are tradable on the capital markets, as well as promissory loans (Schuldscheindarlehen) and registered bonds (Namensschuldverschreibungen) which do not qualify as preferred deposits, unless they are expressly exempted. A large portion of our liabilities consists of senior unsecured obligations that fall outside this statutory definition or are expressly exempted. Among those unsecured unsubordinated obligations that are expressly exempted are money market instruments and senior unsecured debt instruments whose terms provide that (i) the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued or settlement is effected in a way other than by monetary payment, or (ii) the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued unless the payment of interest or the amount of the interest payments solely depends on a fixed or floating reference interest rate and settlement is effected by monetary payment.

This order of priority introduced by the Resolution Mechanism Act became effective on January 1, 2017 and would apply to the then outstanding debt instruments of the issuer if German insolvency proceedings were instituted or if Resolution Measures were imposed on such debt instruments. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the competent resolution authority or court would determine whether the securities offered by this prospectus have the terms described in clauses (i) or (ii) above, referred to herein as “Structured Debt Securities,” or whether they do not, referred to herein as “Non-Structured Debt Securities.” We expect and intend the securities to be classified as Non-Structured Debt Securities. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, Structured Debt Securities are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities as described above. The order of priority introduced by the Resolution Mechanism Act could lead to increased losses for the holders of Non-Structured Debt Securities (such as the securities offered by this prospectus) if insolvency proceedings were initiated or Resolution Measures imposed on the issuer.

In November 2016, the European Commission proposed substantial amendments to, among other laws, the Capital Requirements Regulation, the Bank Recovery and Resolution Directive and the SRM Regulation. The proposals cover multiple areas, including the ranking of certain unsecured debt instruments in national insolvency proceedings (to include a new category of ‘non-preferred’ senior debt referred to as “eligible liabilities instruments”), the introduction of a moratorium tool, refinements of the minimum requirement for own funds and eligible liabilities (or “MREL”) framework, and the integration of the minimum total loss-absorbing capacity (or “TLAC”) standard into EU legislation.

Based upon the current proposals, we expect the securities to qualify as “eligible liabilities instruments” and to continue to rank similar to Non-Structured Debt Securities once the proposals become effective. The proposals, if they are enacted as proposed, may also enable us to issue instruments similar to the securities but ranking senior to them. The proposals are to be considered by the European Parliament and the Council of the European Union and therefore remain subject to change. The legislation when final may not include all elements of the proposals and new or amended elements may be introduced in the course of the legislative process. Until the proposals are in final form, it is uncertain how the proposals will affect us or holders of the securities. The current proposals, as well as the economic and financial environment at the time of implementation and beyond, can have a material impact on our operations and financial condition and they may require us to raise additional capital or issue additional “eligible liabilities instruments.”

You would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the securities following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the securities or under the indenture, or give you any other right to accelerate or terminate the securities.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that may be granted to the competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any Resolution Measure taken by the competent resolution authority. Limited judicial proceedings to challenge Resolution Measures under the SRM Regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the securities, you waive (to the fullest extent permitted by the Trust Indenture Act and applicable law) any and all claims against the trustee and the paying agent, the authenticating agent, the issuing agent and the registrar for the securities (the “agents”) for, agree not to initiate a suit against the trustee or any agent in respect of, and agree that the trustee and the agents will not be liable for, any action that the trustee or any agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure.

The extent to which the principal amount of, or other amount payable with respect to, the securities may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in the securities may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. In addition, secondary market trading in any securities constituting Non-Structured Debt Securities may not follow the trading behavior associated either with Structured Debt Securities issued by us or with securities issued by other financial institutions that are not subject to the Resolution Mechanism Act or similar laws. You may lose part or all of your investment in the securities if a Resolution Measure becomes applicable to us, even though the securities are governed by New York law (other than the ranking of the securities and their status under Section 46f(6) sentence 1 of the German Banking Act, which are governed by German law).

Exchange Rates and Exchange Controls May Affect the Securities’ Value or Return

Securities involving foreign currencies are subject to general exchange rate and exchange control risks.

An investment in a security that is denominated or payable in currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes resulting from market changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by governments. These risks generally depend on market forces and economic and political events over which we have no control.

Exchange rates will affect your investment.

In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur while you are a holder of any security. Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the effective yield of the security below its interest rate, if any, and could result in an overall loss to you on a U.S. dollar basis.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect the U.S. dollar-equivalent yields or payouts for securities denominated or payable in currencies other than U.S. dollars.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some foreign currencies may become unavailable.

Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

Alternative payment method used if payment currency becomes unavailable.

If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate.

Currency Conversions May Affect Payments on Some Securities.

The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated security to be made in U.S. dollars or payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities.

The securities generally will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which the securities are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities will be described in the applicable prospectus supplement and pricing supplement.

Exchange Rates

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as published by the European Central Bank.

in U.S. $ per €	Period-end	High	Low
2017:
June (through June 22)	1.1169	1.1258	1.1147
May	1.1221	1.1243	1.0860
April	1.0930	1.0930	1.0578
March	1.0691	1.0889	1.0514

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We believe we are the largest bank in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of March 31, 2017, on an unaudited basis, we had total assets of €1,564.8 billion, total liabilities of €1,499.9 billion and total shareholders’ equity of €64.9 billion, in each case on the basis of IFRS.

As of May 31, 2017, our share capital amounted to €5,290,939,215.36 consisting of 2,066,773,131 ordinary shares of no par value, of which 2,065,393,190 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2016 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended March 31, 2017 and December 31, 2016, 2015, 2014, 2013 and 2012 included as Exhibit 99.3 to our Form 6-K filed with the SEC on April 27, 2017 is hereby incorporated by reference.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of March 31, 2017 included as Exhibit 99.2 to our Form 6-K filed with the SEC on April 27, 2017 is hereby incorporated by reference. Subsequent to March 31, 2017, total shareholders’ equity increased by €8 billion, or 13.4%, as a result of our capital increase completed on April 7, 2017, resulting in a corresponding change in total capitalization. Other than such increase, as of May 31, 2017, there have been no material changes in our capitalization and indebtedness from that set forth in such Capitalization Table.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ELIGIBLE LIABILITIES SENIOR DEBT SECURITIES

This section describes the general terms that will apply to any eligible liabilities senior debt securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the securities we are offering, and the extent to which the general terms described in this section apply to those securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, the term “securities” means the eligible liabilities senior debentures, notes and other evidences of indebtedness that Deutsche Bank AG issues, directly or through one of its branches, and in each case, the authenticating agent, acting on behalf of the trustee, authenticates and delivers under the eligible liabilities senior indenture.

We may issue the securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any of the securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank AG’s other branches or offices (including its head office).

By acquiring the securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the new order of priority introduced by the Resolution Mechanism Act. In addition, by your acquisition of the securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee and the paying agent, the authenticating agent, the issuing agent and the registrar for the securities (which we refer to as the “agents” herein) for, agree not to initiate a suit against the trustee or any agent in respect of, and agree that the trustee and the agents will not be liable for, any action that the trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

Ranking; Status

The securities (and, in the case of securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank equally and pari passu with all our other unsecured and unsubordinated debt, subject to any statutory priority regime under German law that provides that certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer and save for those preferred by mandatory provisions of law. Under German law, the securities constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz).

The Indenture

We may issue the securities, directly or through one of our branches. The securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the eligible liabilities senior indenture, dated as of April 19, 2017, among us, as issuer, The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar.

The eligible liabilities senior indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the eligible liabilities senior indenture and also as trustee under any other indenture under which securities of Deutsche Bank AG are issued, upon a default in any series of the securities issued under the eligible liabilities senior indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed. As of the date of this prospectus, The Bank of New York Mellon acts both as trustee under the eligible liabilities senior indenture and as trustee under indentures relating to our trust preferred securities and our capital securities.

We refer to The Bank of New York Mellon, including any successor trustee, as the “trustee.” We refer to the eligible liabilities senior indenture, as it may be supplemented from time to time, as the “indenture.”

We have summarized below the material provisions of the indenture and the securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the indenture. The terms of the indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The indenture is included as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you.

We May Issue Different Series of Securities

The indenture does not limit the amount of debt that may be issued. We may issue the securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the securities that apply generally to all series. The provisions of the indenture allows us not only to issue securities with terms different from those of the securities previously issued under that indenture, but also to “reopen” a previously issued series of securities and issue additional securities of that series. The securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Payments on the Securities

Denomination and Currency. The securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Securities. The securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the security. The securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any of the securities we are offering:

•	whether the securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to postponing or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the securities;

•	any redemption provisions, including any redemption notice provisions;

•

whether we will issue the securities in registered form or bearer form or both and, if we are offering securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those securities in bearer form;

•	whether we will issue the securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•	the identity of any agents for the securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the securities on any securities exchange;

•	any additions to or modifications of our covenants set forth herein with respect to the securities; and

•	any other specific terms of the securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Securities

Holders may present the securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture (or any supplemental indenture thereto) or issuer order under which that series of securities is issued.

Holders may transfer the securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the indenture or other provisions designed to protect holders of the securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of the securities additional protection in the event of a recapitalization transaction, a change of control of Deutsche Bank AG, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of the securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

No Set-off; No Security; Early Redemption

The indenture provides that:

•	no holder of the securities may set off its claims arising under such securities against any claims of ours;

•

no security or guarantee will be provided at any time securing claims of the holders under the securities; any security or guarantee already provided or granted in the future in connection with other liabilities of ours may not be used for claims under the securities; and

•

any redemption of any series of securities prior to their stated maturity will be subject to (i) receipt by the Bank of prior written approval of the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, and (ii) compliance with any other regulatory requirements.

If we fail to make payment on the securities when due, we will be in default on our obligations under the indenture. In such case, the trustee and the holders of the securities could take action against us, but they may not accelerate the maturity of the securities.

Events of Default

An event of default is defined under the indenture, with respect to any series of securities issued under the indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us (an “event of default”). There are no other events of default under the indenture.

Acceleration Upon Event of Default. The indenture provides if an event of default occurs or is continuing, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding securities issued under the indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all outstanding securities issued under the indenture, and interest accrued thereon, to be due and payable immediately.

No Acceleration Upon Other Defaults. The indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of securities issued under the indenture or a default in the performance of any of our other covenants under the securities.

No Negative Pledge.

The indenture does not contain any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf.

The indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of the securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of the securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder.

The indenture provides that no individual holder of the securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the default (including any event of default) and the continuance thereof;

•

the holders of not less than a majority in aggregate principal amount of the outstanding securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity and/or security;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding securities issued thereunder.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of the securities issued under the indenture to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of the securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of the securities of any series; or

•	evidence the acceptance of appointment by a successor trustee; or

•	to give effect to any variation to the terms of the securities as a result of the imposition of any Resolution Measure,

provided, that any such modification is permitted by relevant laws and regulations and subject to approval by the competent supervisory or resolution authority, as applicable.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding security without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security provable in bankruptcy;

•	alter certain provisions of the indenture relating to securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any security when due; or

•	reduce the percentage of securities the consent of whose holders is required for modification of the applicable indenture,

provided, that any such modification is permitted by relevant laws and regulations and, if applicable, subject to approval by the competent supervisory or resolution authority.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the indenture and to the rights of the holders of the securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law and except with respect to the provisions relating to the ranking of such securities and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with German law.

RESOLUTION MEASURES

References to “you” in this “Resolution Measures” section means the holders of the securities (including the beneficial owners). “Beneficial owner” means (i) if the securities are in global form, the beneficial owners of such securities (and any interest therein) and (ii) if the securities are in definitive form, the holders in whose name such securities are registered in the security register and any beneficial owners holding an interest in such securities in definitive form.

Under the relevant resolution laws and regulations as applicable to us from time to time, the securities may be subject to the powers exercised by the competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the securities;

•

convert the securities into ordinary shares of (i) the issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the securities to another entity, (ii) the amendment, modification or variation of the terms and conditions of the securities or (iii) the cancellation of the securities.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in the event of the imposition of Resolution Measures. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive.

In connection with the application of the order of priority introduced by the Resolution Mechanism Act, the competent resolution authority or court would determine whether the securities offered by this prospectus are Structured Debt Securities or Non-Structured Debt Securities. We expect and intend the securities to be classified as Non-Structured Debt Securities. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, Structured Debt Securities are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities. For more information on the Resolution Mechanism Act, please see “Description of Eligible Liabilities Senior Debt Securities” above.

For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the securities, or under the indenture, to make a payment of principal of, interest on or other amounts owing under the securities.

Where applicable, we will include any further specific terms relating to the potential imposition of Resolution Measures with respect to future issuances of the securities in a prospectus supplement or a pricing supplement that we will file in connection with such issuance.

Deemed Agreement to Resolution Measures

By your acquisition of the securities, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the securities to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•

that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the securities, (ii) under the indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law.

By your acquisition of the securities, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the securities, (ii) authorized, directed and requested The Depository Trust Company (in its capacity as the depositary, the “Depositary”) and any direct participant in the Depositary or other intermediary through which you hold the securities to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the securities as it may be imposed, without any further action or direction on your part or on the part of the trustee or the agents, and (iii) acknowledged and accepted that the Resolution Measure provisions described in this “Resolution Measures” section are exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between you and the issuer relating to the terms and conditions of the securities.

Resolution Measures Applicable to the Securities

The terms and conditions of the securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further amendment, modification or variation of the terms and conditions of the securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of the securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee and the agents for, agree not to initiate a suit against the trustee or the agents in respect of, and agree that the trustee and the agents will not be liable for, any action that the trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the securities, we will provide a written notice directly to the holders in accordance with the indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee and the agents for information purposes, and the trustee and the agents will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the securities.

If any securities are called or being called for redemption by us, but prior to payment of the redemption amount the competent resolution authority has imposed a Resolution Measure with respect to the securities, the relevant redemption, if any, will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the trustee will not be required to take any further directions from holders of the securities under Section 5.09 of the indenture, which section authorizes holders of a majority in aggregate principal amount of the securities at the time outstanding to direct certain actions relating to the securities, and if any such direction was previously given under Section 5.09 of the indenture, to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The indenture imposes no duties, obligations or liabilities upon the trustee or the agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the trustee and the agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the securities), then the trustee’s and the agents’ duties under the indenture will remain applicable with respect to the securities following such completion to the extent that we, the trustee and the agents agree pursuant to a supplemental indenture, unless we, the trustee and the agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the securities, unless the trustee or the agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the securities of any series.

FORMS OF SECURITIES

Each of the securities will be represented either by:

•	one or more global securities representing the entire issuance of the securities; or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “— Limitations on Issuance of Bearer Securities.”

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the securities represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustee under the indenture, and the obligations, if any, of the agents and any other agents of ours or any agents of the trustee, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor the trustee, any of the agents, any other agent of ours or agent of the trustee has obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any of the securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, securities represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, any of the agents or any other agent of the Bank or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium or interest to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•

they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(7)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•

they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)	is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale; or

(2)	is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date,

and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•

is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above rules.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent — in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities in the open market to stabilize the price of these securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or slow a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. Amounts shown, other than the Securities and Exchange Commission Registration Fee, are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	$1,390,800
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000
Legal Fees	$150,000
Accounting Fees	$50,000
Printing and Engraving Costs	$20,000

Total	$1,630,800

LEGAL MATTERS

Certain legal matters with respect to United States and New York law relating to the validity of the securities will be passed upon for the Bank by Davis Polk & Wardwell LLP.

Certain legal matters with respect to German law relating to the validity of the securities will be passed upon for the Bank by Group Legal Services of Deutsche Bank Aktiengesellschaft.

Certain legal matters with respect to the validity of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows, for each of the years in the three-year period ended December 31, 2016, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 appearing in our 2016 Form 20-F, are incorporated by reference herein in reliance upon the reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in an accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

Eligible Liabilities Senior Debt Securities

Prospectus

June     , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Deutsche Bank Aktiengesellschaft

Under German law, a corporation may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. However, a corporation may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. A German stock corporation may, however, purchase directors’ and officers’ liability insurance. The insurance may be subject to any mandatory restrictions imposed by German law, including a deductible. In addition, German law permits a corporation to indemnify a member of the Management Board or the Supervisory Board for attorneys’ fees incurred if such member is the successful party in a suit in a country, like the United States, where winning parties are required to bear their own costs, if German law would have required the losing party to pay the member’s attorneys’ fees had the suit been brought in Germany and for attorneys’ fees incurred in connection with other proceedings.

Members of the Registrant’s Supervisory Board and Management Board and officers of the Registrant are covered by customary liability insurance, including insurance against liabilities under the Securities Act.

Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of

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Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germany, as of this 22nd day of June 2017.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ JOHN CRYAN
	Name:	John Cryan
	Title:	Chief Executive Officer and Chairman of the Management Board

By:	/s/ MARCUS SCHENCK
	Name:	Marcus Schenck
	Title:	Chief Financial Officer and Member of the Management Board

The Registrant and each person whose signature appears below constitutes and appoints each of Jonathan Blake, Joseph C. Kopec, Mathias Otto, Rainer Rauleder, Joseph Rice and Marco Zimmermann, any two such individuals acting together, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, any two acting together, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, any two acting together, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of this 22nd day of June 2017.

Signature	Title

/s/ JOHN CRYAN	Chief Executive Officer (Principal Executive Officer) and Chairman of the Management Board
John Cryan

/s/ MARCUS SCHENCK	Chief Financial Officer (Principal Financial Officer) and Member of the Management Board
Marcus Schenck

/s/ CHRISTIAN SEWING	Member of the Management Board
Christian Sewing

/s/ KIM HAMMONDS	Member of the Management Board
Kim Hammonds

/s/ STUART LEWIS	Member of the Management Board
Stuart Lewis

/s/ SYLVIE MATHERAT	Member of the Management Board
Sylvie Matherat

/s/ NICOLAS MOREAU	Member of the Management Board
Nicolas Moreau

/s/ GARTH RITCHIE	Member of the Management Board
Garth Ritchie

/s/ KARL VON ROHR	Member of the Management Board
Karl von Rohr

Signature	Title

/s/ WERNER STEINMÜLLER	Member of the Management Board
Werner Steinmüller

/s/ STEVE MORRIS	Group Controller
Steve Morris

/s/ THOMAS PATRICK	Authorized Representative in the United States
Thomas Patrick

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Distribution Agreement relating to Eligible Liabilities Senior Debt Securities, between Deutsche Bank AG and Deutsche Bank Securities Inc.(1)

3.1	English Translation of Articles of Association of Deutsche Bank AG in conformity with the resolutions of the Annual General Meeting on May 21, 2015 and the resolution of the Chairman’s Committee of the Supervisory Board on March 19, 2017, included as Exhibit 99.1 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on April 18, 2017.

4.1	Eligible Liabilities Senior Indenture, dated as of April 19, 2017, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar, included as Exhibit 99.1 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on May 9, 2017.

4.2(a)	Form of Eligible Liabilities Senior Debt Securities (Fixed Rate Registered Eligible Liabilities Senior Note) of Deutsche Bank AG.(1)

4.2(b)	Form of Eligible Liabilities Senior Debt Securities (Floating Rate Registered Eligible Liabilities Senior Note) of Deutsche Bank AG.(1)

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Group Legal Services of Deutsche Bank AG.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended March 31, 2017 and December 31, 2016, 2015, 2014, 2013 and 2012 included as Exhibit 99.3 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on April 27, 2017 is hereby incorporated by reference.

12.2	Capitalization Table of Deutsche Bank AG as of March 31, 2017 included as Exhibit 99.2 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on April 27, 2017 is hereby incorporated by reference.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Group Legal Services of the Registrant (included in Exhibit 5.2).

23.3	Tax Consent of Davis Polk & Wardwell LLP.

23.4	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Eligible Liabilities Senior Indenture dated as of April 19, 2017.

(1)	To be filed by amendment or incorporated by reference. Deutsche Bank Aktiengesellschaft will furnish on a Form 6-K and incorporate by reference any related Form used in the future and not previously filed by means of an amendment or incorporated by reference.

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